UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 25, 2005



                         ALEC BRADLEY CIGAR CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)



               Florida                 000-32137                65-0701352
               -------                 ---------                ----------
    (State or Other Jurisdiction      (Commission            (I.R.S. Employer
          of Incorporation)           File Number)          Identification No.)




             3400 S.W. 26th Terrace, Suite A-1, Dania, Florida 33312
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               (Address of Principal Executive Office) (Zip Code)


                                 (954) 321-5991
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              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
         (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

         On August 25, 2005, Alec Bradley Cigar Corporation (the "Company") entered into a share exchange agreement to acquire Online Vacation Center Holdings, Inc., a Florida corporation. The Company intends to acquire all of the outstanding common stock of Online Vacation Center Holdings through a share exchange with the shareholders of Online Vacation Center Holdings. In consideration for the exchange, the Company will issue the shareholders of Online Vacation Center Holdings 15,000,000 shares of the Company's restricted common stock.

         In connection with the acquisition, the Company would sell all of its assets which consist of its current cigar importing and distribution operations. These assets would be sold to Alan Rubin, the chief executive officer and principal shareholder of the Company. The asset purchase agreement provides for the sale of all of the assets of the Company to Alan Rubin for a total purchase price of 2,700,000 shares of the Company's common stock owned by Mr. Rubin. In addition, Mr. Rubin would assume all of the liabilities of the Company as of the date of the asset purchase.

         The proposed asset sale requires majority shareholder approval pursuant to Florida law. On August 25, 2005, a majority of the Company's shareholders have approved the asset sale by written consent. The Company is currently preparing an information statement to be filed with the Securities and Exchange Commission and upon the filing of a definitive information statement will deliver the notice to its shareholders to disclose the proposed actions. In addition to the sale of assets, a majority of the Company's shareholders also approved the following proposals:

         * to amend the Company's articles of incorporation to eliminate preemptive rights provided to its shareholders;

         * to amend the Company's articles of incorporation to change its name to Online Vacation Center Holdings Corp;

         * to amend the Company's articles of incorporation to increase its authorized common stock to 80,000,000 shares; and

         * to adopt a 2005 Management and Director Equity Incentive and Compensation Plan.

         The asset sale and other proposals are conditions to the share exchange. The completion of the asset sale, share exchange and other proposals will be subject to satisfaction of several conditions. These conditions, include but are not limited to, the issuance of an independent fairness opinion regarding the value of the assets the Company intends to sell to Alan Rubin and the fairness of the share exchange.

         Online Vacation Center Holdings is a vacation seller primarily serving the affluent retiree market. The company was organized under the laws of the State of Florida in October 2000 and began operations shortly thereafter. In 2004 the company had net revenues of $6,252,690 and net income of $1,079,295. The chief executive officer and largest shareholder of the company is Edward B.




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
Rudner. Online Vacation Center Holdings provides services from its 10,000 square foot call center in Plantation Florida and and has approximately a 40 person staff. Sales are made by Online Vacation Center Holdings' personal vacation managers or directly by customers using the company's website. Online Vacation Center Holdings intends to begin a significant acquisition strategy once the transaction with Alec Bradley Cigar Corporation is completed.

         The share exchange agreement and asset purchase agreement are included as exhibits to this report.

Item 9.01.  Financial Statements and Exhibits

         (c) Exhibits

             2.1 Asset Purchase Agreement dated August 25, 2005, by and between Alec Bradley Cigar Corporation and Alan Rubin

             2.2 Share Exchange Agreement dated August 25, 2005, by and among Alec Bradley Cigar Corporation, Online Vacation Center Holdings, Inc. and the shareholders of Online Vacation Center Holdings, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    ALEC BRADLEY CIGAR CORPORATION


Date:  August 30, 2005              /s/ Alan Rubin
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                                    Alan Rubin
                                    Chief Executive Officer




















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